UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Alta Equipment Group Inc.
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ALTA EQUIPMENT GROUP INC. PROXY STATEMENT 2024

April 25, 2024

Dear Fellow Stockholders:

Our historic performance in 2023 would not have been possible without the complete dedication and solid execution by the entire Alta Equipment Group Inc. (“Alta” or the “Company”) team. I sincerely appreciate their efforts. During 2023, we continued to capitalize on the broad-based strength in our end-user markets. Total revenues increased 19.4% from a year ago to $1.9 billion, which was driven by organic growth and contributions from our accretive acquisitions. Our performance is also a testament to the versatility and resilience of our business model. Alta continues to increase the breadth of our product offerings, the scale of our addressable market and the defensiveness of our market position. All our business segments performed well, and we continued to expand our high-margin product support business, ending the year with more than 1,300 highly skilled service technicians.

Alta also continued to execute upon its growth strategy, completing two accretive acquisitions. In October, we acquired Burris Equipment Company (“Burris”), a premier supplier of compact construction and turf equipment with three locations in Illinois. Burris provides us with further coverage and market penetration in the metro Chicago market and additional growth opportunities in the highly fragmented compact segment within the construction equipment market. In November, we acquired Ault Industries, Inc. (“Ault”), a privately held Canadian equipment distributor with locations in Ontario and Quebec. This represented our first investment in Canada for our Construction Equipment segment. Ault has built a high-performing equipment dealership in the aggregate and mining space, a growing end market in that region. Lastly, in November, we expanded our relationship with our existing OEM partner, CASE Power & Equipment (“CASE”), which allowed Alta to enter the central and western Pennsylvania markets and serve customers in the general construction, infrastructure, and residential and nonresidential construction markets with a full lineup of CASE heavy compact and subcompact equipment and attachments. Our merger and acquisition pipeline remains active and our strategy to partner with top-tier manufacturers to help consolidate and strengthen their dealer networks is more relevant than ever.

As we move into this year, demand in our diversified end-user markets remains solid and customer sentiment is positive. Continued growth is forecast in the non-residential construction markets and federal infrastructure spending is expected to accelerate. State Department of Transportation budgets in our coverage area have increased from last year, especially in Florida, which is the largest market for our Construction Equipment segment. The onshoring trend in manufacturing continues in much of our northern territory. Moreover, secular trends in warehousing and distribution are driving demand for automation, robotics and alternative motive power solutions.

Lastly, I would like to provide an update on Alta’s corporate citizenship initiatives. As a company, we continue to focus on our commitment to environmental sustainability, including a focused growth strategy within our e-mobility segment. We are also committed to fostering an empowered and inclusive culture, and we actively promote a unified corporate purpose of “delivering trust that makes a difference” for our customers, our OEM partners, and our team members.

In closing, I would like to sincerely thank all members of the dedicated Alta family, our OEM partners and customers, and our shareholders for their support in making this a memorable and successful year for Alta Equipment Group.

Sincerely,

Ryan Greenawalt

Chairman of the Board and Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:	To Be Held June 7, 2024

On behalf of the Board of Directors, I cordially invite you to attend the 2024 Annual Meeting of Stockholders of Alta Equipment Group Inc. (the “Company”) to be held on June 7, 2024 at 9:30 a.m., Eastern Daylight Time (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting and registering at www.proxydocs.com/ALTG.

The purpose of the Annual Meeting is to:

1.	elect the two director nominees listed in the accompanying proxy statement;

2.	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;

3.	approve, in a non-binding advisory vote, the compensation paid to our named executive officers;

4.	transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 12, 2024, may vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 7, 2024:

This Proxy Statement and Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2023, are available on or about April 25, 2024 at www.proxydocs.com/ALTG.

By order of the Board of Directors,

/s/ Ryan Greenawalt
Ryan Greenawalt
Chairman of the Board and Chief Executive Officer

April 25, 2024

2024 PROXY STATEMENT	i

ALTA EQUIPMENT GROUP INC.

13211 Merriman Road,

Livonia, Michigan 48150

2024 PROXY STATEMENT

General Information

The Board of Directors (the “Board”) of Alta Equipment Group Inc. (“Alta” or the “Company”) is making this proxy statement (the “Proxy Statement”) available to you in connection with the solicitation of proxies on its behalf for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on June 7, 2024 at 9:30 a.m., Eastern Daylight Time, and will be a completely virtual meeting, to be conducted via live audio webcast.

At the Annual Meeting, our stockholders will:

(i)	vote to elect the two director nominees listed herein;

(ii)	vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;

(iii)	approve, in a non-binding advisory vote, the compensation paid to our named executive officers; and

(iv)	transact any other business that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 12, 2024 (the “Record Date”) may vote at the Annual Meeting.

We are taking advantage of the rules of the Securities and Exchange Commission (the “SEC”) that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials, including the Notice, this Proxy Statement, and our Annual Report to Stockholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”)) (collectively, the “Proxy Materials”), unless you specifically request one by following the instructions contained in the Notice. The Notice instructs you on how to access the Proxy Materials via the Internet, as well as how to vote online or by telephone. We are first making this Proxy Statement and accompanying materials available to our stockholders on or about April 25, 2024.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

By submitting your proxy using any of the methods specified in the Notice, you authorize each of Ryan Greenawalt, our Chief Executive Officer and Chairman, Anthony J. Colucci, our Chief Financial Officer, Craig Brubaker, our Chief Operating Officer, and Jeff Hoover, our Chief Legal Officer and General Counsel, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Any one of them may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

Questions and Answers about the Annual Meeting and Voting

Q:	Why am I being provided with these materials?

A:  We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting to be held on June 7, 2024, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you the Notice and made the Proxy Materials available to you on the Internet or (2) delivered printed versions of the Proxy Materials, including a proxy card, to you by mail.

Q:	How can I attend and vote at the Annual Meeting?

A:  To attend the Annual Meeting, you must register at www.proxydocs.com/ALTG. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice.

2024 PROXY STATEMENT	1

If your shares are held in “street name” through a bank, broker or other nominee, to be admitted to the Annual Meeting, you may be required to obtain a legal proxy reflecting the number of shares of common stock of the Company you held as of the Record Date, and you must follow the instructions you receive from your broker, bank, or nominee for further instructions as well as those you receive via email after your successful registration.

Q:	Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in an in-person annual meeting?

A:  The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of the online Annual Meeting so that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation, and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions in real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits.

Q:	How do I vote my shares without attending the Annual Meeting?

A:  If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•

By Internet: You may submit your proxy by going to www.proxypush.com/ALTG and following the on-screen instructions or scanning the QR code with your smartphone. You will need the Notice or proxy card in order to vote by Internet.

•	By Telephone: You may submit your proxy by using a touch-tone telephone to call toll-free 1-866-892-1741 and following the instructions. You will need the Notice or proxy card to vote by telephone.

•

By Mail: You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

If you hold your shares in street name, you may vote by submitting voting instructions to your bank, broker, or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 6, 2024.

Q:	What am I voting on at the Annual Meeting?

A:  At the Annual Meeting, there are three proposals scheduled to be voted on:

•	Proposal 1: Election of the two director nominees listed in this Proxy Statement (the “Nominee Proposal”).

•	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024 (the “Ratification Proposal”).

•	Proposal 3: Approval, in a non-binding advisory vote, the compensation paid to our named executive officers (the “Say-on-Pay Proposal”).

Members of our management team and a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders.

Q:	Who is entitled to vote?

A: Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. The only class of stock entitled to vote at the Annual Meeting is Alta common stock, par value $0.0001 per share (the “Common Stock”). Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder. On the Record Date, there were 33,145,206 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Q:	What is the difference between being a “record holder” and holding shares of Common Stock in “street name”?

A:  A record holder holds shares in their or its name through Alta’s transfer agent, Continental Stock Transfer, or is in possession of Common Stock certificates. A “beneficial owner,” or a person or entity that holds their or its shares in “street name,” holds shares in the name of a bank, broker or other nominee on that person or entity’s behalf.

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Q:	Am I entitled to vote if my shares are held in street name?

A:  If your shares are held in street name, the Notice will be forwarded to you by your bank, broker, or other nominee, along with a voting instruction card. You may vote by directing your bank, broker, or other nominee how to vote your shares. In most instances, you will be able to do this over the Internet, by telephone, or by mail, as indicated above under “How do I vote my shares without attending the Annual Meeting?”

Under the rules of the New York Stock Exchange (the “NYSE”), if you do not give instructions to your bank, broker, or other nominee, then your bank, broker or other nominee may vote your shares on matters that the NYSE determines to be “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Ratification Proposal is a routine matter, but the Nominee Proposal and the Say-on-Pay Proposal, are considered to be non-routine matters. Therefore, your bank, broker or other nominee cannot vote your shares on the Nominee Proposal and the Say-on-Pay Proposal if you do not provide voting instructions, resulting in a “broker non-vote” on these matters.

As a street name holder, you may be required to obtain a proxy form from your bank, broker, or other nominee to use at the Annual Meeting in order to vote your shares. Please follow the instructions that you receive from your broker, bank, or other nominee and in the instructions that you will receive via email after registering for the Annual Meeting, should you decide to vote during the virtual meeting.

Q:	How many shares must be present to hold the Annual Meeting?

A:  For Alta to conduct the Annual Meeting, the holders of a majority of the voting power of the shares of Common Stock outstanding on the Record Date represented in person or by proxy shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Q:	What does it mean if I receive more than one Notice or proxy card at about the same time?

A:  Receiving more than one Notice or proxy card generally means you hold shares in more than one brokerage account. To ensure that all your shares are voted, please sign and return each proxy card, or, if you vote by Internet or by telephone, vote once for each Notice or proxy card that you receive.

Q:	Can I revoke my proxy or change my vote after I submit my proxy?

A:  Yes. If you are a record holder, any proxy signed and returned by a stockholder or voted by Internet or telephone may be revoked or changed at any time before it is actually voted. A record holder may revoke their or its proxy by:

•	signing and delivering another proxy with a later date that is received no later than the closing of the polls at the Annual Meeting on June 7, 2024;

•	voting again by Internet or by telephone at a later time before the closing of the polls at the Annual Meeting on June 7, 2024;

•	sending a written statement to that effect to the Company’s Secretary, provided that such statement is received no later than the closing of the polls at the Annual Meeting on June 7, 2024; or

•	voting via the instructions during the virtual Annual Meeting.

Please note, however, that if you are a beneficial owner of shares (i.e., you hold your shares in street name) and you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by your bank, broker or other nominee and/or obtain from the record holder a proxy issued in your name. Your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

2024 PROXY STATEMENT	3

Q:	What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

A:  The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted, and how the Board recommends you vote.

Proposal	Vote Required	Voting Options	Board Recommendation(1)	Impact of Broker Non-Votes	Impact of Abstain Vote

Proposal 1- Nominee Proposal	Plurality of votes cast	“FOR” “WITHHOLD”	“FOR”	No impact	No impact

Proposal 2 - Ratification Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No broker non-votes (uninstructed shares may be voted in broker’s discretion)	No impact

Proposal 3 - Say-on-Pay Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No impact	No impact

(1)	If you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.

Q:	Will any other business be conducted at the Annual Meeting?

A:  We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Q:	Who will pay for the cost of the proxy solicitation?

A:  We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

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Proposal 1 - Election of Directors

Under our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), the Board is divided into two classes, with only one class of directors being elected in each year and each class, Class I and Class II, serving a two-year term. Each Class II director has a term that expires at this Annual Meeting, and each Class I director has a term that expires at the Company’s 2025 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement, or removal.

There are currently five members of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the following slate of Class II director nominees for a two-year term, expiring at the Company’s 2026 annual meeting of stockholders: Ryan Greenawalt and Andrew Studdert. Action will be taken at the Annual Meeting for the election of these nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Ryan Greenawalt and Andrew Studdert except in cases of proxies bearing contrary instructions. If these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

2024 PROXY STATEMENT	5

Nominees for Election to the Board of Directors in 2024

The following information describes the offices held and other business directorships of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Security Ownership of Certain Beneficial Owners and Management” below.

Ryan Greenawalt, 49, joined the Company in December 2008 and has served as our Chief Executive Officer (“CEO”) since December 2017 and as the Chairman of the Board since the closing of the Company’s business combination with B. Riley Principal Merger Corp. (the “Business Combination”) on February 14, 2020 (the “Business Combination Closing”). Mr. Greenawalt leads Alta’s executive leadership team and is responsible for corporate strategy, operations, and corporate development. He has led Alta’s acquisition activities since joining the company, expanding Alta’s geographic footprint, and entering new end markets. Mr. Greenawalt returned to the equipment industry after a career in financial services from 2002 to 2008. He has a BA from the University of Michigan, Ann Arbor and holds an MBA from the Eli Broad College of Business at Michigan State University.

Our Board and the Nominating and Corporate Governance Committee considered, in particular, Mr. Greenawalt’s qualifications to serve in a leadership role with our management team and on our Board as a result of his long tenure with the Company, deep-rooted understanding of our business strategy, operations, and experience in handling both financial and business management matters.

Andrew Studdert, 67, has served as our director since February 2020. Mr. Studdert is an Independent Corporate Director and Executive Coach. He serves as Chair of WASH, a U.S. based, EQT-owned provider of common laundry facilities in North America and Chair of Renta Group OY, Finland, an IK-owned European equipment rental company. Mr. Studdert served as Past President of the board and interim CEO of UK-based IPAF (International Powered Access Federation), a safety federation that operates in 65 countries. He served as the Chairman of the Board and Chief Executive Officer of NES Equipment Rentals from 2004 to 2017, until its sale to United Rentals. Mr. Studdert was Chief Operating Officer and Executive Vice President of UAL Corporation and of its subsidiary, United Airlines, from 1999 to 2002, and led the airline through the 9/11 crisis. He also served as Senior Vice President, Fleet Operations of United Airlines from 1997 to 1999, and as Chief Information Officer from 1995 to 1997. Prior to joining United, Mr. Studdert was an Executive Vice President of First Interstate Bancorp, then the seventh largest U.S. bank holding corporation. He was a Director of ModSpace, USA, until its sale in 2018, a member of the board of Cramo, Finland, until its sale in 2020, and a Director of Target Hospitality, USA, serving as its Compensation Committee Chair from 2019-2021. Mr. Studdert speaks worldwide on Crisis Leadership and Readiness. In 2015 he established the Andrew P. Studdert Chair in Business Ethics and Crisis Leadership at Loras College in Dubuque, Iowa. He is an SEC Audit Committee Financial Expert, holder of NACD Directorship Certification, and holds a CERT Certificate in Cybersecurity Oversight, Carnegie Mellon University. Mr. Studdert holds a BA in History from San Francisco State University.

Our Board and the Nominating and Corporate Governance Committee considered, in particular, Mr. Studdert’s qualifications to serve as a member of our Board as a result of his experience serving on public company boards and extensive knowledge of the industrial equipment and equipment rental space.

Directors are elected by a plurality of the votes cast, present in person or represented by proxy and entitled to vote thereon, for the election of each director at the Annual Meeting.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

In addition to the directors nominated for election at the Annual Meeting, the following Class I directors currently serve on our Board of Directors, with a term expiring at the 2025 annual meeting of stockholders:

Daniel Shribman, 40, has served as our director since February 2020. Mr. Shribman previously served as the Chief Financial Officer of B. Riley Principal Merger Corp. from its inception until the Business Combination Closing. Mr. Shribman currently serves as President of B. Riley Principal Investments, a position he has held since September 2018. Mr. Shribman has also served as Chief Investment Officer of B. Riley Financial, Inc. since September 2019. From 2010 to 2018, Mr. Shribman was a Portfolio Manager at Anchorage Capital Group, a special situation asset manager. During Mr. Shribman’s tenure at Anchorage, he led investments in dozens of public and private opportunities across the general industrials, transportation, automotive, aerospace, gaming, hospitality, and real estate industries. Prior to Anchorage, Mr. Shribman worked at Tinicum Capital Partners, a private equity firm, and at Lazard Freres in the restructuring advisory group. Mr. Shribman has also served on the board of AltEnergy Acquisition Corp. (Nasdaq: AEAE) since October 2021 as the Audit Committee Chair. Previously, Mr. Shribman had served as a member of the board of directors of The Arena Group Holdings, Inc. (NYSE: AREN) from June 2021 until November 2023, Faze Holdings (Nasdaq: FAZE) from July 2022 until August 2023, NextPoint Financial Inc. (OTCMKTS: NACQF) from August 2021 until April 2023 and Eos Energy (Nasdaq: EOSE) from November 2020 until September 2022. Mr. Shribman holds an A.B. in Economics and History from Dartmouth.

Our Board and the Nominating and Corporate Governance Committee has considered in particular Mr. Shribman’s extensive experience in corporate finance and his strategic knowledge about investments in our industrials, transportation and automotive markets.

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Katherine E. White, 57, has served as our director since February 2020. Ms. White is currently a Professor of Law at the Wayne State University Law School. She is a member of and has served as chair of the University of Michigan Board of Regents and chair of the Finance and Audit Committee of the University of Michigan. Ms. White has been a member of the Old National Bancorp (Nasdaq: ONB) board of directors since 2015. Ms. White is a Brigadier General in the U.S. Army National Guard, currently serving as Special Assistant to the Chief, National Guard Bureau. She was appointed by the Secretary of Agriculture to the United States (“U.S.”) Department of Agriculture’s Plant Variety Protection Office Advisory Board in 2004 and served until May 2020. She was appointed by the Secretary of Commerce to serve on the U.S. Patent and Trademark Office Patent Public Advisory Committee from 2000 to 2002 and was a White House Fellow from 2001 to 2002. Ms. White was a judicial law clerk to the Honorable Randall R. Rader, Circuit Judge (ret.), U.S. Court of Appeals for the Federal Circuit from 1995 to 1996. Ms. White received a B.S.E. degree in Electrical Engineering and Computer Science from Princeton University, a J.D. degree from the University of Washington, an LL.M. degree from the George Washington University Law School, and a Master’s degree in Strategic Studies from the U.S. Army War College. She is a Fulbright Senior Scholar (Germany) and a registered patent attorney, and in 2021, she was inducted into the Michigan Military and Veterans Hall of Honor.

Our Board and the Nominating and Corporate Governance Committee has considered in particular Ms. White’s legal background, long tenure in the U.S. government and military serving advisory and operational roles, as well as her previous experience as a member of several boards of directors and board committees.

Sidhartha Nair, 52, has served as our director since February 22, 2024. Mr. Nair is the Head of Strategy, Americas Region, for Mercedes-Benz Mobility and leads Strategic and Transformation activities in the U.S., Canada and Mexico since December 2021. Mr. Nair first joined Daimler Financial Services in 2003 and has held roles of increasing responsibility during his tenure of more than 20 years in the U.S., Caribbean and India business units. Prior to 2003, he held a previous role with McKinsey & Company as a consultant working on developing strategic solutions addressing growth, turnaround and new market entry. Mr. Nair holds a MBA from the University of Michigan, Ross School of Business and a Master’s Degree in Engineering from Purdue University.

Our Board and the Nominating and Corporate Governance Committee has considered in particular Mr. Nair’s extensive global experience in the digital and strategic transformation of business throughout their life cycle and his background in transportation, electrification and automotive markets.

2024 PROXY STATEMENT	7

The Board of Directors and Certain Governance Matters

OVERVIEW

Our Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders, and carries out its oversight responsibilities through meetings and actions of the Board and its three standing committees: the Audit Committee of the Board (the “Audit Committee”), the Compensation and Talent Development Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”).

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

Under our Corporate Governance Guidelines and the rules under the NYSE Listed Company Manual (the “NYSE Rules”), a director is not independent unless the Board affirmatively determines that they do not have a direct or indirect material relationship with the Company or any of its subsidiaries. The Board’s policy, as outlined in the Company’s Corporate Governance Guidelines, is for the Nominating and Corporate Governance Committee, as well as the full board, to review the independence of all directors at least annually in connection with the preparation of the Company’s proxy statement.

Our Corporate Governance Guidelines define an “independent” director in accordance with Section 303A.02 of the NYSE Listed Company Manual. In addition, members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and the NYSE Rules.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that Messrs. Nair and Studdert and Ms. White are independent for purposes of the applicable NYSE Rules, including with respect to Board committee service. Our Board has determined that each of Messrs. Nair and Studdert and Ms. White is “independent” for purposes of service on the Audit Committee in accordance with Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each of Messrs. Nair and Studdert and Ms. White is “independent” for purposes of service on the Compensation Committee in accordance with Section 10C(a)(3) of the Exchange Act.

BOARD STRUCTURE

The Board maintains the flexibility to determine whether the roles of Chairman of the Board and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight.

Currently, Ryan Greenawalt holds both the Chairman of the Board position and CEO position. We believe that the combined role of the Chairman and CEO positions is appropriate corporate governance for us at this time, as this structure best permits the Chairman of the Board to use his longstanding experience in the equipment industry to perform his executive leadership and oversight responsibilities as CEO. In the Board’s view, Mr. Greenawalt’s Chairman role enables the Board to best understand the values and priorities of the Company and collaborate with management to enhance stockholder value. As CEO, Mr. Greenawalt is able to effectively communicate the Board’s views to management and ensure the leadership teams are coordinated and act with a common purpose in executing strategic opportunities and planning.

EXECUTIVE SESSIONS

Mr. Greenawalt, as Chairman of the Board and CEO, is currently the only employee member of the Board. The Board regularly meets in executive session without Mr. Greenawalt or any other members of management present. Executive sessions of the Board are chaired by the chairperson of the Audit Committee. Each of the committees of the Board also meets regularly in executive session.

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BOARD COMMITTEES AND MEETINGS

The following table summarizes the current membership of each of the Board’s committees as of the date of this Proxy and the number of committee meetings held during fiscal 2023.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Ryan Greenawalt

Daniel Shribman

Sidhartha Nair*	X	X, Chair	X

Andrew Studdert*	X, Chair	X	X

Katherine E. White*	X	X	X, Chair

Total number of meetings during fiscal 2023	5	5	4

*	Independent director

Our Corporate Governance Guidelines provide that all directors are expected to make reasonable best efforts to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During 2023, the Board met six times. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board and any committees of the Board on which such director served (held during the period that such director served). All directors serving at the time of last year’s annual meeting of stockholders attended that meeting.

Audit Committee. All members of the Audit Committee are “independent” in accordance with the NYSE Rules and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Mr. Studdert qualifies as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is “financially literate” within the meaning of the NYSE Rules.

The Audit Committee selects, on behalf of our Board, an independent public accounting firm to be engaged to audit our financial statements, discusses with the independent registered public accounting firm its independence, reviews and discusses the audited financial statements with the independent registered public accounting firm and management and manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting. The Audit Committee also oversees the procedures established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities, among other things, such as:

•	evaluating the independent registered public accounting firm’s qualifications, independence, and performance;

•	reviewing and approving the scope of the annual audit and audit fee;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on the Company’s engagement team in accordance with the requirements established by the SEC;

•	reviews the Company’s critical accounting policies and estimates; and

•	reviews the Audit Committee charter and the Audit Committee’s performance at least annually.

The charter of the Audit Committee is available on the Governance Documents portion of the Company’s website at https://investors.altg.com/governance/governance-documents/.

Compensation Committee. All members of the Compensation Committee are “independent” in accordance with the NYSE Rules and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee operates pursuant to a written charter adopted by the Board, which sets forth the duties and responsibilities of the Compensation Committee, which include (i) annual review and approval of corporate goals and objectives relevant to the compensation of our CEO and other executive officers, (ii) evaluation, as a committee or together with the other independent directors (as directed by the Board), of the performance of our CEO and other executive officers in light of these goals and objectives and their individual achievements, (iii) determination and approval of the compensation of our CEO and other executive officers based on this evaluation and (iv) periodic review and approval of all elements of our CEO’s and other executive officers’ compensation, including cash-based and equity-based awards and opportunities, any employment and severance agreements, any change in control agreements and any special or supplemental compensation and benefits for our CEO and other executive officers.

The Compensation Committee’s duties and responsibilities also include, among other matters:

•	establishing and reviewing the objectives of the Company’s basic compensation policies;

•

making recommendations to our Board with respect to the adoption, amendment, termination or replacement of equity-based compensation or non-equity-based incentive compensation plans maintained by the Company and any material perquisites;

2024 PROXY STATEMENT	9

•

determining, approving or making recommendations to our Board as to the appropriate compensation for other members of senior management, other employees as the Compensation Committee determines to be appropriate or directors;

•	monitoring Alta’s compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation; and

•	assessing at least annually the independence of compensation consultants, legal and other advisers to the Compensation Committee.

The charter of the Compensation Committee is available on the Governance Documents portion of the Company’s website at https://investors.altg.com/governance/governance-documents/.

Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are “independent” in accordance with the NYSE Rules. The Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibilities by developing criteria and qualifications for Board membership, identifying and approving individuals who meet such criteria and are qualified to serve as members of our Board, selecting director nominees for our annual meetings of stockholders, developing and recommending to our Board Corporate Governance Guidelines and monitoring compliance with such guidelines.

The Nominating and Corporate Governance Committee develops guidelines that set forth the criteria and qualifications for Board membership, including, but not limited to, minimum individual qualifications, relevant career experience and technical skills, industry knowledge and experience, financial expertise, geographic ties, familiarity with the Company’s business, independence under applicable rules and regulations, gender, ethnic and racial background and ability to work collegially with others. The Nominating and Corporate Governance Committee uses these guidelines to identify, interview and evaluate potential director candidates to determine their qualifications to serve on our Board as well as their compatibility with the culture of the Company, its philosophy and its Board and management.

As mentioned above, the Nominating and Corporate Governance Committee and the Board include “gender, ethnic and racial background” as one of several criteria that they consider in connection with selecting candidates for the Board to bolster further the Board’s diversity. While neither the Board nor the Nominating and Corporate Governance Committee has a formal diversity policy, one of many factors that the Board and the Nominating and Corporate Governance Committee carefully consider is the importance to the Company of diversity in the composition of the Board. Moreover, when considering director candidates, the Nominating and Corporate Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and, as required by the Corporate Governance Guidelines, result in the Board having a broad range of skills, professional expertise, industry knowledge, diversity of opinion, geographic representation and contacts relevant to the Company’s business. We expect incumbent directors and director candidates to demonstrate business acumen and the ability to exercise sound judgment in decision-making processes to contribute positively to the Company, as well as our stockholders, employees, customers, and other significant stakeholders.

With respect to incumbent directors, the Nominating and Corporate Governance Committee annually evaluates their past participation in, and contributions to, activities of the Board, and, considering the qualities noted above, will determine whether those directors continue to satisfy the needs of the Board. The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders, or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board.

In the case of Mr. Greenawalt, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved him as a director nominee in recognition of his expertise with respect to our industry and specific business and strategic needs, his longstanding relationships with our large stakeholders, including our customers, and his experience as a public company CEO.

In the case of Mr. Studdert, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved him as a director nominee in recognition of his extensive executive leadership experience in public companies generally and in the heavy industrial equipment and rental industries in particular.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same way that the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any recommendation submitted to the Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to recommend a candidate for consideration may do so by submitting the above information to the attention of the Secretary, 13211 Merriman Road, Livonia, Michigan 48150. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2025 Annual Meeting of Stockholders.”

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The charter of the Nominating and Corporate Governance Committee is available on the Governance Documents portion of the Company’s website at https://investors.altg.com/governance/governance-documents/.

BOARD DIVERSITY

The following demonstrates the diversity of our current Board in terms of age, gender and race/ethnic background:

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is a current or former officer or employee of the Company. During 2023, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on the Governance Documents portion of the Company’s website at https://investors.altg.com/governance/governance-documents/. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K.

Clawback Policy

The Company has a Clawback Policy compliant with NYSE and SEC rules. Under the policy, in the event that we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirement under the federal securities laws, we will reasonably promptly recover any excess incentive compensation awarded as a result of the error from any current or former executive officer who received incentive compensation during the three-year period preceding the date on which we were required to prepare the accounting restatement. The policy is administered by the Compensation Committee of the Board in accordance with applicable NYSE and SEC rules.

2024 PROXY STATEMENT	11

Director and Officer Hedging and Pledging

We have a policy prohibiting our directors, officers and employees (and their immediate family members and entities they control) from (1) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset decreases in the market value of our equity securities including compensatory awards directly or indirectly held by them, and (2) pledging shares of Common Stock.

Stock Ownership Guidelines

Effective January 1, 2024, the Board adopted stock ownership guidelines for directors and executive officers of the Company. Under the guidelines, directors and executive officers have target ownership levels as follows:

Position	Stock Ownership Target

Chief Executive Officer	5 times annual base salary

Chief Finance Officer	2 times annual base salary

Other Section 16 Officers	1 time annual base salary

Non-Employee Directors	3 times annual cash retainer

Each director and executive officer must attain the applicable stock ownership target by the end of the fifth fiscal year following the year that the policy was first applicable. The policy provides that if the director or executive officer has not attained the applicable stock ownership target in the required time period, he or she may not sell any shares until the stock ownership target is met, except to cover taxes on shares that become vested during the year. In the event of financial hardship, the Compensation Committee may determine to waive application of the policy. The following table provides information on how shares are counted towards the stock ownership requirement under the policy:

What We Count Toward the Requirement	What We DO NOT Count

Unvested time-vesting RSUs	Unearned performance share units (PSUs)

Shares of Common Stock owned by the executive officer or director, owned jointly with a spouse, or held in a trust for their benefit	Unexercised stock options

Earned performance share units (PSUs) that are no longer subject to performance conditions and vest solely based on passage of time

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may communicate with a member or members of our Board, including the Chairman of the Board, chairperson of the Audit, Compensation or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group by addressing such communications to either the Company’s Secretary or to Investor Relations. All such correspondence should be sent c/o Alta Equipment Group Inc., 13211 Merriman Road, Livonia, Michigan 48150. Upon receipt, we will forward such correspondence as appropriate. Appropriate communications excluding solicitations and “junk mail” addressed to the Board or any director of the Board and communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to the stockholders of the Company are forwarded to the chairperson of the Audit Committee for review.

BOARD’S ROLE IN RISK OVERSIGHT

As part of our Board’s meetings, our Board assesses, on an ongoing basis, the risks faced by the Company in executing its business plans. These risks include financial, industrial, technological, competitive, and operational risks and exposures, both from a global perspective and on a branch-by-branch basis.

Our Board dedicates time to review and consider the relevant risks that need to be addressed at the time of the Board meeting. In addition to the full Board, the Audit Committee plays an important role in the oversight of the Company’s policies with respect to financial risk assessment and risk management, as well as assessing the Company’s major financial risk exposures. In particular, the Audit Committee reviews and discusses with management any significant risks or exposures with respect to risk assessment and risk management and assesses any steps taken to monitor and control such risks. Our Audit Committee receives regular updates from management on the primary cyber security risks facing the Company and the measures the Company is taking to mitigate such risks.

The Compensation Committee is charged with ensuring that our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse impact on the Company. In administering our compensation program, the Compensation Committee strives to achieve a balance among the elements of compensation to accomplish the objectives of the program. The

12

Compensation Committee reviews the Company’s overall compensation program in the context of the risks that may be presented by the structure of our compensation program and the metrics used to determine compensation under that program. Based upon this review, the Compensation Committee believes that our compensation program does not create a reasonable likelihood of a material adverse effect on the Company. The Nominating and Corporate Governance Committee is charged with overseeing risks related to our governance processes, as well as certain risks related to environmental, social, and governance matters. Each of the Board’s Committee reports its findings to the full Board for consideration.

Our Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposures, and our Board and its committees providing oversight in connection with those efforts and attempts to mitigate identified risks.

2024 PROXY STATEMENT	13

Executive Officers

The following table sets forth the name, age, and position(s) of each of our executive officers:

Name	Age	Position

Ryan Greenawalt	49	Chairman of the Board and CEO

Anthony J. Colucci	45	Chief Financial Officer

Craig Brubaker	53	Chief Operating Officer

Jeffrey A. Hoover	44	Chief Legal Officer and General Counsel

Ryan Greenawalt, 49, joined the Company in December 2008 and has served as our CEO since December 2017 and as the Chairman of the Board since the Business Combination Closing. Mr. Greenawalt leads Alta’s executive leadership team and management, is responsible for corporate strategy and development and the Company’s long-term and short-term strategic objectives. He has led Alta’s acquisition activities since joining the Company, expanding Alta’s geographic footprint and entering new end markets. Mr. Greenawalt returned to the equipment industry after a career in financial services from 2002 to 2008. He has a BA from the University of Michigan, Ann Arbor and holds an MBA from the Eli Broad College of Business at Michigan State University. We believe that Mr. Greenawalt is qualified to serve in a leadership role with our management team and on our Board because of his long tenure with the Company, deep-rooted understanding of our business strategy, operations, and experience in handling both financial and business management matters.

Anthony J. Colucci, 45, joined the Company in February 2015 as Vice President of Finance and was named Chief Financial Officer (“CFO”) in 2017. Mr. Colucci has full responsibility for the Company’s accounting and finance function. Mr. Colucci has been a central figure in our mergers & acquisitions, capital raising and financial reporting activities since joining the Company. Prior to joining the Company, Mr. Colucci served as a Director of Corporate and Business Development at Blue Cross Blue Shield of Michigan from December 2013 until February 2014. From January 2004 until December 2013, he worked with UHY Advisors Inc., focusing on valuation, corporate finance, and financial consulting projects. Mr. Colucci earned a BA in Economics from Alma College and an MBA from Western Michigan University.

Craig Brubaker, 53, was appointed as an executive officer of the Company and as the Company’s Chief Operating Officer (“COO”), effective April 2022. Mr. Brubaker joined the Company in June 1995 and has held several operations positions over the course of his career at the Company including Systems Manager, Rental Manager, General Service Manager, and Regional Operations Manager. Mr. Brubaker served as Vice President of Operations from January 2006 until such time as he was named Chief Operating Officer in April of 2022. Mr. Brubaker holds a BS in Mechanical Engineering from the University of Toledo.

Jeffrey A. Hoover, 44, joined the Company in January 2024 as Chief Legal Officer and General Counsel. Mr. Hoover previously served as a partner at Dinsmore & Shohl LLP since July 2021. In addition, Mr. Hoover spent 14 years at Howard & Howard Attorneys, PLLC as an attorney and partner from 2007 through 2021. Mr. Hoover specialized in mergers and acquisitions, corporate finance, commercial lending, and real estate transactions. In these previous roles, Mr. Hoover has been an integral advisor to the Company, serving as external legal counsel since 2016. Mr. Hoover holds a BA in Accounting and MBA in Finance from Eastern Michigan University and Doctorate of Law from Cooley Law School.

14

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is solely responsible for the appointment, evaluation, compensation, retention, and, if appropriate, replacement of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2024.

Stockholder approval is not required to appoint Deloitte & Touche LLP as the independent registered public accounting firm for 2024. Our Board believes, however, that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in our best interests. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

AUDIT AND NON-AUDIT FEES

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2023 and 2022 by Deloitte & Touche LLP following its appointment as our independent auditor in June 2022:

	2023 ($)	2022 ($)

Audit Fees(1)	2,024,000	1,698,540

Audit-Related Fees(2)	—	—

Tax Fees(3)	444,000	—

All Other Fees(4)	—	—

Total	2,468,000	1,698,540

(1)

Audit Fees represent the aggregate fees for professional services rendered for the audits of the annual financial statements and internal controls over financial reporting for fiscal years 2023 and 2022, and reviews of the Company’s quarterly consolidated financial statements, comfort letters and consents, other documents filed with the SEC and other services related to SEC matters.

(2)	Deloitte & Touche LLP did not provide any such Audit-Related services during the period.

(3)	Tax Fees represent the aggregate fees for tax compliance, tax advice, and tax planning services.

(4)	Deloitte & Touche LLP did not provide any other services during the period.

AUDIT COMMITTEE PRE-APPROVAL PROCEDURES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating the independent registered public accounting firm, reviewing, and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. The Audit Committee pre-approves all services to be provided by Deloitte & Touche LLP, and also considers and is required to pre-approve the engagement of Deloitte & Touche LLP for the provision of other services during the year. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate.

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously disclosed in the Current Report on Form 8-K filed with the SEC on June 23, 2022, on June 21, 2022, the Audit Committee approved the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and the dismissal of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm, effective immediately on June 21, 2022.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2021, and in the subsequent interim period through June 21, 2022, there were no disagreements with UHY on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of UHY, would have caused UHY to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2020 and 2021, or in the subsequent interim period through June 21, 2022, except for the material weaknesses previously disclosed under Part II, Item 9A of the Company’s 2021 10-K Annual Report filed on March 31, 2022. During the Company’s two fiscal years ended December 31, 2020 and

2024 PROXY STATEMENT	15

2021, and the subsequent interim period through June 21, 2022, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

16

Audit Committee Report

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE Rules. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2023 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Submitted by the Audit Committee.

Andrew Studdert, Chair

Katherine E. White

The foregoing Audit Committee Report shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

2024 PROXY STATEMENT	17

Proposal 3—Non-binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussions below. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote. The approval of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”

In considering their vote, stockholders may wish to review the information on our compensation policies and decisions regarding the named executive officers, as presented in the Compensation Discussion and Analysis starting on page 21 of this proxy statement. The next vote to approve the compensation of our named executive officers is expected to be held at the Company’s 2025 Annual Meeting of Shareholders.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

18

Security Ownership of Certain Beneficial Owners and Management

The following table shows information with respect to the beneficial ownership of our Common Stock as of April 12, 2024 for:

•	each person known to us to own beneficially 5% or more of our outstanding Common Stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

As of April 12, 2024, there were 33,145,206 shares of our Common Stock outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial Owners of More Than 5%	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding

Voss Capital, LLC (1)	3,305,000	10.0%

Mill Road Capital (2)	3,058,865	9.2%

BlackRock, Inc.(3)	3,015,749	9.1%

Directors, Director Nominees and Named Executive Officers

Ryan Greenawalt	5,871,210	17.7%

Anthony J. Colucci	120,123	*

Craig Brubaker	84,161	*

Jeffrey A. Hoover	—	*

Daniel Shribman	406,456	1.2%

Andrew Studdert	64,983	*

Katherine E. White	35,471	*

Sidhartha Nair	—	*

All Executive Officers and Directors as a Group (eight individuals)	6,582,404	19.9%

†	c/o Alta Equipment Group Inc., 13211 Merriman Road, Livonia, Michigan 48150

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)

Based on information contained in a Schedule 13D/A filed by Voss Capital, LLC, Voss Value Master Fund, L.P., Voss Value-Oriented Special Situations Fund, L.P., Voss Advisors GP, LLC, Travis W. Cocke (collectively, the “Voss Capital Reporting Persons”) with the SEC on February 13, 2024 and Form 4 filed March 1, 2024. Includes, as of January 31, 2024, 3,305,000 shares beneficially owned, as to which Voss Capital Reporting Persons have sole voting power and sole dispositive power. The business address of the Voss Capital Reporting Persons is 3773 Richmond, Suite 500 Houston, Texas 77046.

(2)

Based on information contained in a Schedule 13G/A filed by Mill Road Capital III, L.P. and Mill Road Capital III, GP LLC (collectively “Mill Road Reporting Persons”). with the SEC on April 11, 2024. Includes as of April 9, 2024, 3,058,865 shares beneficially owned, as to which Mill Road Reporting Persons has sole voting power and sole dispositive power. The business address of Mill Road Reporting Persons is 328 Pemberwick Road Greenwich, CT 06831.

(3)

Based on information contained in a Schedule 13G filed by BlackRock, Inc. with the SEC on January 25, 2024. Includes, as of December 31, 2023, 3,015,749 shares beneficially owned as to which BlackRock, Inc. has sole dispositive power and of which sole voting power of 2,990,641 shares.

2024 PROXY STATEMENT	19

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership (Forms 3) and reports of changes in ownership (Forms 4 and 5) with the SEC and the NYSE. Based solely on our review of copies of such reports and on written representations from our executive officers and directors, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during our fiscal year ended December 31, 2023. However, in 2024 due to administrative oversight, one late Form 3 was filed on behalf of Mr. Hoover on February 1, 2024 reporting beneficial ownership upon his becoming an officer on January 18, 2024.

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion analyzes our executive compensation program with respect to our named executive officers for the year ended December 31, 2023 and the material elements of the compensation packages awarded to such officers. The individuals whose compensation is discussed below are:

•	Ryan Greenawalt, our Chairman of the Board and CEO;

•	Anthony Colucci, our CFO; and

•	Craig Brubaker, our COO.

We collectively refer to these individuals as our “named executive officers.”

2023 Financial and Operational Highlights

We accomplished the following financial and operation highlights during 2023:

•	Net revenues increased 19.4% year over year to $1,876.8 million.

•	Construction Equipment Segment revenue growth of $128.9 million, or 12.9%, from $995.8 million to $1,124.7 million.

•	Material Handling Segment revenue growth of $110.8 million, or 19.4%, from $570.7 million to $681.5 million.

•	Product Support revenue increased $78.2 million year-over-year to $519.6 million.

•

Completed two acquisitions to expand the Construction Equipment segment internationally into the major metropolitan markets of Toronto and Montreal and our footprint and product portfolio in Illinois. These acquisitions were consistent with the Company’s growth strategy of further penetrating existing markets, expanding its geographic footprint, and increasing its product lines and OEM relationships.

Executive Compensation Highlights

Overall, our 2023 executive compensation reflects a combination of salary, cash incentives and equity awards. Our executive compensation program is highly incentive-based and weighted towards long-term equity and performance-based awards to emphasize our pay for performance philosophy while supporting retention. As shown in the chart below reflecting target compensation, our executives’ compensation generally has several basic components:

➢ A modest base salary reviewed annually based on factors such as individual performance and market data.

➢ An annual cash bonus earned based on the achievement of annual performance targets and designed to encourage executives to deliver strong results and to reward them for their efforts during the year.

➢ Equity awards that vest in our common shares based on the achievement of performance targets for Performance Stock Units (“PSUs”) and long-term vesting requirements for both PSUs and Restricted Stock Units (“RSUs”) in order to support retention and directly align our compensation program with shareholder value.

2024 PROXY STATEMENT	21

Compensation Philosophy and Objectives

Our compensation program is centered on a pay-for-performance philosophy and is designed to reward our named executive officers for their abilities, experience and efforts. The compensation programs we offer directly influence our ability to attract, retain and motivate the highly qualified and experienced professionals who are vital to our success as a Company.

We believe that having compensation programs designed to align executive officers’ interests with those of the Company and its stockholders and to reinforce accountability is the cornerstone to successfully implementing and achieving our strategic plan. In determining the compensation of our named executive officers, we are guided by the following key principles:

•	Attract, Retain, Motivate and Reward. Attract, retain, motivate and reward highly qualified and talented executives who possess the skills to achieve growth objectives in a competitive industry.

•

Pay for Performance. Align executive’s compensation with performance against our short-term and long-term Company performance objectives by rewarding results that meet or exceed our growth and profitability goals.

•	Competitive Compensation. Set executive compensation at levels competitive with peer companies and consistent with market practice.

•	Stockholder Alignment. Align executive interests with those of our stockholders to create long-term value by rewarding our executives for their contributions to the Company.

We seek to maintain a performance-oriented culture and a compensation approach that rewards our named executive officers when we achieve our goals and objectives, while putting at risk an appropriate portion of their compensation if our goals and objectives are not achieved. Consistent with this philosophy, we have sought to create an executive compensation package that balances short-term versus long-term components, cash versus equity elements and fixed versus contingent payments in ways that we believe are most appropriate to motivate our named executive officers.

Role of the Compensation Committee and Management

Executive compensation and related decisions, including the strategic oversight of our compensation and benefit programs, are made by the Compensation Committee. The Compensation Committee is responsible for establishing and overseeing the overall compensation structure, policies and programs of the Company and assessing whether our compensation structure resulted in appropriate compensation levels and incentives for the executive management of the Company.

The Compensation Committee works with the CEO and the Company’s Vice President of Human Resources, who make recommendations consistent with the guidelines established by the Compensation Committee for each element of compensation for our executives. After considering such factors as the nature and responsibilities of each named executive officer’s position, the named executive officer’s experience, the Company’s achievement of corporate goals, the named executive officer’s achievement of individual goals and other relevant considerations, together with consideration of the executive compensation philosophy described above, the Compensation Committee sets the annual compensation of our named executive officers. The compensation for each of our named executive officers is set and recommended for adoption at meetings of the Compensation Committee generally held in the first quarter of each year.

Role of the Compensation Consultant

The Compensation Committee has engaged an independent compensation consultant, Frederick W. Cook & Co, Inc. (“FW Cook”) to assist the Committee in evaluating the recommendations and guidance being provided in the development and creation of the executive compensation plan. FW Cook regularly participates in the Compensation Committee meetings and provides guidance and advice to the Compensation Committee. The Compensation Committee has evaluated whether any work provided by FW Cook caused any conflict of interest and determined that it did not.

The Company has separately engaged Mercer (US) Inc. (“Mercer”) as its compensation consultant to assist in the development of Alta’s compensation strategy and to provide guidance in building the executive compensation structure. As part of this consulting arrangement, Mercer provides compensation market data, executive compensation guidance, recommendations on compensation structures, and ongoing guidance with performance based executive compensation programs.

22

To assist the Compensation Committee in its review of our executive compensation program, based on the recommendations of Mercer and FW Cook, we established a peer group for the setting of fiscal 2023 compensation composed of 13 companies listed below. The peer group, which has been reviewed and approved by the Compensation Committee, was selected based on weighted parameters and financial information and was intended to ensure that the Company’s executive compensation program remains within a reasonable range of the peer median in terms of revenue, headcount, and market cap.

Fiscal 2023 Peer Group

America’s Car-Mart*	Herc Holdings*	NOW Inc.
Astec Industries, Inc.	MarineMax, Inc.	OneWater Marine Inc.
DXP Enterprises*	McGrath RentCorp*	Titan Machinery Inc.*
Global Industrial Company	MRC Global Inc.	Trinity Industries*
H&E Equipment Services*

*	Peer company used to benchmark pay magnitude (in addition to determining pay practices).

Say on Pay Vote on Executive Compensation

At the 2023 Annual Meeting of Stockholders, we conducted our second say on pay vote and 99% of our voting stockholders approved the compensation of our named executive officers in the non-binding advisory vote. The Compensation Committee viewed the results of our 2023 Say on Pay vote as an affirmation by our stockholders of the Company’s executive compensation program. Because we value the opinions of our stockholders, our Board and the Compensation Committee considers outcomes of our annual say on pay vote, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.

Overview of Components of Compensation

As described above, compensation for our named executive officers consists of three elements: base salary, annual cash incentive compensation and equity-based awards.

➢

The first component of our named executive officers’ compensation is base salary, which is intended to secure the services of each executive and compensate them for their functional roles and responsibilities. Our compensation program generally provides for a modest base salary, at the lower end of our peer group, in order to compensate our executives more robustly using incentive-based compensation aligned with our stockholders described below.

➢

The second component of our named executive officers’ compensation is an annual cash incentive opportunity, which is based upon a combination of Company and individual performance. These annual cash incentive opportunities are intended to link the pay of each named executive officer directly to the achievement of annual Company operating and/or other performance objectives. We believe this compensation component aligns the interests of our named executive officers with the interests of our stockholders in the pursuit of short- to medium-term performance that should create value for our stockholders.

➢

The third component of our named executive officers’ compensation is equity-based awards, which provide a long-term incentive component to the compensation packages of our named executive officers. The equity-based awards that we grant to our named executive officers align our named executive officers’ compensation to the interests of our investors and to each other, further reinforcing collaborative efforts for their mutual success. We believe that equity-based compensation also fosters a long-term commitment from our named executive officers to the Company and balances the shorter-term cash components of compensation that we provide.

Base Salary

We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements are variable. Base salaries are reviewed annually and may be increased based on the individual performance of the named executive officer, Company performance, any change in the executive’s position within our business, the scope of their responsibilities and market data. For fiscal 2023, the Compensation Committee increased the base salaries of our named executive officers in light of market data from $618,000 to $642,720 for Mr. Greenawalt, from $412,500 to $424,875 for Mr. Colucci, and from $252,000 to $259,560 for Mr. Brubaker.

Annual Cash Incentive Program

We provide our named executive officers with the opportunity to share in our success through annual cash incentive awards under our annual cash incentive program (the “AIP”). The AIP provides our named executive officers with the opportunity to earn annual cash compensation in addition to their base salaries. The Compensation Committee is responsible for (i) setting annual objective performance targets, (ii) reviewing actual performance and (iii) determining the amount of compensation payable to each named executive officer.

The annual cash incentive awards earned under the AIP for fiscal 2023 performance represent the Company’s pay for performance philosophy, with payouts earned based on the achievement of performance targets described below. Under the AIP for fiscal 2023,

2024 PROXY STATEMENT	23

each named executive officer’s annual target incentive opportunity was a percentage of their eligible base salary, with the target award set at a percentage of base salary (100% of base salary for Mr. Greenawalt, 70% of base salary for Mr. Colucci, and 75% of base salary for Mr. Brubaker), the threshold award set at 50% of target and the maximum award level set at 200% of target.

The amount that each named executive officer was eligible to earn under the AIP was primarily based on objective Company performance measures, which, for fiscal 2023, were as follows:

•	Economic EBIT Yield (Weighted Percentage: 50%): A measure assessing the Company’s performance with respect to its return on invested capital.

•	Adjusted Pre-Tax Net Income (Weighted Percentage: 30%): A measure of the Company’s profitability.

•	Individual performance (Weighted Percentage: 20%): Individual performance goals established for each named executive officer, as further described below.

Shown below are the threshold, target and maximum performance goals, actual results and percentages earned with respect to each performance goal.

Performance Measure(1)	Threshold	Target	Maximum	Actual	Payout Percentage(2)
Economic EBIT Yield	10.0%	12.5%	15.0%	15.5%	200%

Adjusted Pre-Tax Net Income (in thousands)	$12,000	$20,000	$28,000	$14,600	65%

(1)

Economic EBIT Yield and Adjusted Pre-Tax Net Income are non-GAAP financial measures, information about which can be found in Appendix A to this proxy statement. Financial measures calculated for compensation purposes adjust for and remove the influence of any material acquisition activities occurring throughout the period, as targets were established exclusive of merger and acquisition activities.

(2)	Weighted payout percentages resulted in 100% for Economic EBIT Yield and 20% for Adjusted Pre-Tax Net Income.

Individual Performance. After reviewing the actual performance of the Company, the Compensation Committee also considered each named executive officer’s performance during the year against pre-established individual performance goals, including performance on M&A deals, business performance, leadership qualities, operational performance, and business responsibilities. Following the Compensation Committee’s consideration of the individual contributions in achieving successful 2023 Company financial results, the Compensation Committee determined that the payout percentage for the individual performance factor weighted at 20% that would be earned in 2023 for each of the named executive officers was 150%, resulting in a weighted percentage of 30%.

AIP Payouts for Fiscal 2023. Based on the performance results described above and factoring in the weighting for each performance measure, Mr. Greenawalt earned an AIP cash payout of $960,866 (based on the 150% performance factor earned), Mr. Colucci earned an AIP cash payout of $444,632 (based on the 150% performance factor earned) and Mr. Brubaker earned an AIP cash payout of $291,032 (based on the 150% performance factor earned).

Equity Incentive Awards

In fiscal 2023, each of the named executive officers that were with the Company at the time of grant were granted equity awards under the Company’s 2020 Omnibus Incentive Plan (the “Equity Plan”). These awards are designed to align a portion of our named executive officers’ compensation with the interests of our stockholders and to build retention value by incentivizing our named executive officers to remain in our service.

RSU and PSU Grants in Fiscal 2023

In fiscal 2023, the Compensation Committee chose to use a mix of time-based RSUs and performance-based PSUs. RSUs are specifically designed to attract and retain executives, reward performance and align our executives’ interests with our stockholders by encouraging stock ownership. Performance-based PSUs, if earned based on the achievement of performance targets, are paid out in shares of our common stock over a multi-year vesting period to reward executives based on the Company’s performance, align our executives’ interests with our stockholders and promote retention over the vesting period.

The fiscal 2023 equity awards consisted of a time-based equity award and a performance-based equity award earned based on fiscal 2023 performance, followed by a time-based vesting period. On March 16, 2023, the Compensation Committee approved these grants of:

•

Time-based equity awards in the form of restricted stock units (“RSUs”) to each of our named executive officers (collectively, the “2023 Time-Based RSU Awards”) with a grant date of April 1, 2023. The 2023 Time-Based Awards, which consist of 25,654 RSUs for Mr. Greenawalt, 10,599 RSUs for Mr. Colucci and 2,590 RSUs for Mr. Brubaker, vest in equal installments over a three-year period on February 14, 2024, February 14, 2025, and February 14, 2026.

•

Performance-based equity awards in the form of PSUs to each of our named executive officers (collectively, the “2023 Performance-Based PSU Awards”). The 2023 Performance-Based Awards were earned based on Economic EBIT Yield and Adjusted Pre-Tax Net Income performance for fiscal 2023 and vest in two equal installments during the subsequent two-year period. These awards are described further below.

24

2023 Performance-Based PSU Awards

With respect to the 2023 Performance-Based PSU Awards, on March 16, 2023 the Compensation Committee approved a target, threshold and maximum number of shares underlying the performance awards for each of our named executive officers as follows:

Name	Threshold (# of PSUs)	Target (# of PSUs)	Maximum (# of PSUs)

Ryan Greenawalt	26,043	52,085	104,170

Tony Colucci	10,760	21,519	43,038

Craig Brubaker	2,630	5,259	10,518

The Compensation Committee established the threshold, target and maximum performance goals for the 2023 Performance-Based PSU Awards with respect to Economic EBIT Yield and Adjusted Pre-Tax Net Income (with each weighted at 50%), using the same goals as set forth above for the 2023 Annual Cash Incentive Program as set forth on page 23 above.

Following the end of the 2023 annual performance period, on March 19, 2024 the Compensation Committee met to certify the Company’s performance with respect to these 2023 performance goals and award the PSUs earned by each of our named executive officers for their 2023 Performance-Based PSU Awards as follows: 67,710 shares for Mr. Greenawalt, 27,975 shares for Mr. Colucci and 6,836 shares for Mr. Brubaker. Such shares vest in two equal installments on February 14, 2025 and on February 14, 2026.

PERQUISITES

We provide perquisites and other personal benefits to our named executive officers that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Our perquisites in fiscal 2023 consisted of personal use of a Company-owned vehicle and/or an automobile allowance. The Compensation Committee periodically reviews the perquisites that are provided to our executive officers to ensure that they are reasonable and that we remain competitive with comparable companies and are able to attract and retain highly qualified senior executives.

HEALTH AND RETIREMENT BENEFITS

We provide medical, dental, vision, life insurance and disability benefits to all eligible employees. Our named executive officers are eligible to participate in these benefits on the same basis as all other employees. We also provide, at our own expense, additional disability coverage to certain key employees, including Mr. Greenawalt, Mr. Colucci and Mr. Brubaker. We maintain a 401(k) savings plan that allows participants, including our named executive officers, to defer cash compensation up to the maximum deferral under applicable IRS guidelines. We offer a discretionary 401(k) matching contribution of $.50/$1.00 for each participant contribution, up to 7% of employee wages. Eligible employees begin to participate in benefits after completing 30 days of employment.

SEVERANCE

Please refer to the section titled “Potential Payments Upon Termination or Change in Control” for more information regarding applicable compensatory provisions related to a termination or change in control. The compensation and benefits ultimately awarded in connection with a separation are determined at the discretion of the Compensation Committee and may be based on the executive, their position, nature of the potential separation and such executive’s compliance with any applicable post-termination restrictive covenants.

2024 PROXY STATEMENT	25

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report.

Submitted by the Compensation Committee.

Katherine E. White, Chair

Andrew Studdert

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by each of our named executive officers for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ryan Greenawalt, Chairman of the Board and CEO	2023	635,589	—	1,232,163	—	960,866	30,994	2,859,613
	2022	618,000	—	1,786,644	—	1,112,400	16,490	3,533,534
	2021	596,538	—	395,882	—	480,000	17,595	1,490,015
Anthony Colucci, CFO	2023	421,305	—	509,070	—	444,632	18,206	1,393,214
	2022	412,500	—	730,549	—	519,750	14,656	1,677,455
	2021	369,231	200,000	154,645	—	236,250	12,819	972,945
Craig Brubaker, COO	2023	257,379	—	124,407	—	291,032	13,392	686,210
	2022	252,000	—	177,572	—	340,200	28,153	797,925

(1)	The amounts in this column reflect the named executive officer’s base salary earned during the fiscal year covered.

(2)

The amounts in this column represents the aggregate grant date fair value of stock awards during each of the years presented, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 13 “Stock-Based Compensation” to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 14, 2024. For information about the equity we granted in fiscal 2023, see “Compensation Discussion and Analysis—Equity Incentive Awards—RSU and PSU Grants in Fiscal 2023.” With respect to the 2023 Performance-Based PSU Awards, the grant date fair value is reported based upon the probable outcome of conditions, which assumes the vesting of 100% of the performance shares granted. Assuming the highest level of performance is achieved (which would result in the vesting of 200% of the performance shares granted in 2023), the aggregate grant date fair value of the performance shares reflected in the table above would be $1,651,095 for Mr. Greenawalt, $682,152 for Mr. Colucci and $166,710 for Mr. Brubaker, respectively.

(3)

The amounts in this column for fiscal 2023 represent the named executive officer’s annual cash incentive compensation earned for performance during the fiscal year covered (the “2023 AIP”). For more information on the Company’s annual cash bonus determinations, see “Compensation Discussion and Analysis—Annual Cash Incentive Program”.

(4)

The amounts reported in the “All Other Compensation” column for fiscal 2023 reflect, for each named executive officer, 401(k) matching contributions, disability insurance and transportation related benefits (consisting of the personal use of a Company car or an automobile allowance).

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GRANTS OF PLAN-BASED AWARDS IN FISCAL 2023

The following table provides information relating to awards granted under the AIP and time-based awards of our Common Stock granted during fiscal 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ryan Greenawalt
2023 AIP(1)		$321,360	$642,720	$1,285,440
2023 Time-Based RSU Awards(2)	April 1, 2023							25,654	$406,616
2023 Performance-Based PSU Awards(3)	April 1, 2023				26,043	52,085	104,170		$825,547
Anthony Colucci
2023 AIP(1)		$148,706	$297,413	$594,825
2023 Time-Based RSU Awards(2)	April 1, 2023							10,599	$167,994
2023 Performance-Based PSU Awards(3)	April 1, 2023				10,760	21,519	43,038		$341,076
Craig Brubaker
2023 AIP(1)		$97,335	$194,670	$389,340
2023 Time-Based RSU Awards(2)	April 1, 2023							2,590	$41,052
2023 Performance-Based Awards(3)	April 1, 2023				2,630	5,259	10,518		$83,355

(1)

The amounts reported in these columns reflect the full year annual cash incentive award opportunity range under the AIP for fiscal 2023, the terms of which are summarized under “Compensation Discussion and Analysis—Annual Cash Incentive Program”.

(2)	Represents the 2023 Time-Based RSU Awards vesting in three equal installments on February 14, 2024, February 14, 2025, and February 14, 2026.

(3)	Represents the 2023 Performance-Based PSU Awards subject to achievement based on 2023 performance targets, with shares earned vesting on February 14, 2025 and February 14, 2026.

(4)	Based on the closing market price of the Company’s common stock on March 31, 2023 (the last business day prior to April 1, 2023) of $15.85.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Terms of Equity Awards

As discussed under the heading “Compensation Discussion and Analysis—Equity Incentive Awards” above, and “Potential Payments Upon Termination or Change in Control” below, we granted the 2023 Time-Based RSU Awards in 2023 in accordance with the terms described therein.

2024 PROXY STATEMENT	27

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2023.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Ryan Greenawalt
2021 Time-Based RSU Awards(1)						10,942	135,353
2022 Time-Based RSU Awards(2)						22,282	275,628
2023 Time-Based RSU Awards(3)						25,654	317,340
2021 Performance-Based Awards(4)						22,944	283,817
2022 Performance-Based Awards(5)						118,751	1,468,950
2023 Performance-Based PSU Awards(6)						67,710	837,573
Tony Colucci
2020 Time-Based RSU Awards(1)						16,250	201,013
2021 Time-Based RSU Awards(1)						4,275	52,882
2022 Time-Based RSU Awards(2)						9,296	114,992
2023 Time-Based RSU Awards(3)						10,599	131,110
2021 Performance-Based Awards(4)						8,963	110,872
2022 Performance-Based PSU Awards(5)						49,539	612,797
2023 Performance-Based PSU Awards(6)						27,975	346,051
Craig Brubaker
2020 Time-Based RSU Awards(1)						16,250	201,013
2021 Time-Based RSU Awards(1)						1,026	12,692
2022 Time-Based RSU Awards(2)						2,272	28,105
2023 Time-Based RSU Awards(3)						2,590	32,038
2021 Performance-Based Awards(4)						2,151	26,608
2022 Performance-Based PSU Awards(5)						12,107	149,764
2023 Performance-Based PSU Awards(6)						6,836	84,561

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(1)	Represents the 2020 and 2021 Time-Based RSU Awards still outstanding as of December 31, 2023 and vesting on February 14, 2024.

(2)	Represents the 2022 Time-Based RSU Awards vesting in two equal installments on February 14, 2024 and February 14, 2025.

(3)	Represents the 2023 Time-Based RSU Awards vesting in three equal installments on February 14, 2024, February 14, 2025, and February 14, 2026.

(4)	Represents the 2021 Performance-Based Awards vesting on February 14, 2024.

(5)	Represents the 2022 Performance-Based PSU Awards earned based on actual results, vesting in two equal installments on February 14, 2024 and February 14, 2025.

(6)	Represents the 2023 Performance-Based PSU Awards earned based on actual results, vesting in two equal installments on February 14, 2025 and February 14, 2026.

(7)	Based on the closing market price of the Company’s common stock on December 29, 2023 of $12.37.

STOCK VESTED IN FISCAL 2023

The following table provides information regarding the vesting of equity awards for each of our named executive officers during fiscal 2023.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Ryan Greenawalt	45,027	810,036

Anthony Colucci	34,133	614,053

Craig Brubaker	20,562	369,910

(1)	Based on the closing market price of the Company’s common stock on the vesting date of $17.99.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following summaries and table describe and quantify the potential payments and benefits that the Company would provide to our named executive officers in connection with their termination of employment and/or change in control. In determining amounts payable, we have assumed in all cases that the terms of the executive’s current equity award and any employment agreements with us were in effect on, and the termination of employment and/or change in control occurred on December 31, 2023.

Outstanding Equity Awards

Under the terms of our equity awards, upon termination of the named executive officer’s employment, any outstanding RSUs and PSUs shall be forfeited. Notwithstanding the foregoing, if the termination is due to death, disability or, if within two years after a change in control, the named executive officer is terminated without cause, then any outstanding RSUs and PSUs shall vest on the date of such termination.

Estimated Payments and Benefits Upon Termination

The following table describes the potential benefits that would have been payable to our currently employed named executive officers under existing plans and contractual arrangements assuming a termination or change of control occurred on December 31, 2023, the last business day of fiscal 2023. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers.

Name	Payment Element*	Death or Disability($)	Termination Without Cause following Change in Control ($)	Termination Without Cause or Good Reason ($)

Ryan Greenawalt	Acceleration of Equity Awards	3,318,661	3,318,661	—

Anthony Colucci	Acceleration of Equity Awards	1,569,716	1,569,716	—

Craig Brubaker	Acceleration of Equity Awards	534,780	534,780	—

*	Based on closing market price of the Company’s common stock on December 29, 2023 of $12.37.

2024 PROXY STATEMENT	29

Director Compensation

Our Compensation Committee reviews and makes recommendations to the Board regarding our director compensation program in accordance with its charter. As part of its review, the Compensation Committee considers various factors, including the skills and time commitment required of the Company’s directors and the compensation practices of the boards of directors of relevant peer companies and the general market. The Compensation Committee’s independent compensation consultant, FW Cook, advises the Compensation Committee with respect to director compensation.

The objectives of the Compensation Committee are to compensate directors in a manner that closely aligns the interests of directors with those of our shareholders, to attract and retain highly qualified directors and to structure and set total compensation in such a manner and at such levels that will not call into question any director’s objectivity. It is the Board’s practice to provide a mix of cash and equity-based compensation to non-employee directors, as discussed below.

Elements of Director Compensation Program

Our non-employee director compensation program provides for the following:

•	Annual cash fee of $75,000 for fiscal 2023, paid in four installments of $18,750 as fees related to their service on our Board.

•

The Chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive supplemental annual cash fees of $25,000, $20,000, and $20,000, respectively. Payment for the fee for serving as chairperson is also made in cash in four equal installments.

•

Non-employee directors receive annual grants of restricted stock units at the time of the Annual Stockholder Meeting with an award value of $100,000. Subject to a director’s election to defer the receipt of RSUs (and associated accrued dividends) to the director’s termination of service as a director, the RSU for any year shall vest 1/12th each month and fully vest on the date of the annual meeting of the Company’s stockholders in the following year. The number of RSUs to be issued is determined by dividing (x) $100,000, by (y) the volume weighted average closing price for the Company’s common stock for the 20 trading days preceding the date of issuance. Subject to director’s election to defer, dividends accrue and are paid in cash with respect to vested RSUs following the end of any calendar quarter during which dividends are paid on outstanding shares of our common stock.

The following table sets forth the total compensation paid to each member of our Board during the year ended December 31, 2023:

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Daniel Shribman	75,000	103,300	178,300

Zachary E. Savas	95,000	103,300	198,300

Andrew Studdert	100,000	103,300	203,300

Katherine E. White	95,000	103,300	198,300

(1)

Represents the aggregate grant date fair value of stock awards during fiscal 2023 computed in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 13 “Stock Based Compensation” to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2023. In addition, each director accrued $7,311 in dividend equivalents for shares vested for the year ended December 31, 2023.

The following table provides a summary of the aggregate number of unvested RSUs outstanding and vested deferred awards for each of our non-employee directors as of December 31, 2023.

Name	Unvested RSUs Outstanding (as of December 31, 2023) (#)	Vested Deferred Awards (as of December 31, 2023) (#)

Daniel Shribman	3,407	32,064

Zachary E. Savas	3,407	32,064

Andrew Studdert	3,407	32,064

Katherine E. White	3,407	32,064

30

Transactions With Related Persons

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

The Company has a written Related Person Transaction Policy to assist it in reviewing, approving and ratifying related person transactions. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as our Governance Guidelines and Code of Business Conduct and Ethics. Pursuant to the policy, our Audit Committee approves (or ratifies when pre-approval is not feasible) all related person transactions, as defined in the Related Person Transaction Policy. Under the policy, in determining whether or not to approve a Related Party Transaction, the Audit Committee considers (a) the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third-party, (b) the extent of the Related Party’s interest in the transaction, (c) whether the transaction contravenes the Company’s Code of Business Conduct and Ethics or other policies, (d) whether the relationship underlying the transaction is believed to be in the best interests of the Company and its stockholders and (e) if such Related Party is a director or his or her Immediate Family Member, the effect that the transaction may have on the director’s status as an independent member of the Board and eligibility to serve on committees of the Board pursuant to SEC and NYSE rules.

Related Person Transactions

Lease Agreement

During fiscal 2023, the Company was party to the following lease agreement involving a real estate entity owned in part by a related person: The Property Lease Agreement dated March 20, 2015, was entered into between LMG Holdings, L.L.C., an entity which is controlled by Ryan Greenawalt’s mother, Lucia Greenawalt, and Alta Industrial Equipment Company, L.L.C. The monthly rent is $10,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in South Bend, Indiana and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

OneH2 Transactions

Our CEO, CFO, and COO collectively own an indirect, non-controlling minority interest in OneH2, Inc. (“OneH2”), which they each acquired through various transactions that took place in, or prior to, 2018. Our CEO, Ryan Greenawalt, is on the Board of Directors of OneH2. OneH2 is a privately held company that produces and delivers hydrogen fuel to end users and manufactures modular hydrogen plants and related equipment. During the years ended December 31, 2023 and 2022, the Company purchased approximately $0.4 million and $0.3 million of hydrogen fuel from OneH2, respectively. Additionally, the Company paid OneH2 $1.1 million and $3.1 million during the years ended December 31, 2023 and 2022, respectively, as part of the Company’s investment to build and commercialize a hydrogen production plant which we expect to become operational in 2024.

2024 PROXY STATEMENT	31

Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. The 2023 annual total compensation of our CEO is $2,859,613, the 2023 annual total compensation of our median compensated employee is $75,965, and the ratio of these amounts is 38 to 1. For the purpose of identifying our median compensated employee, we used our global employee population as of December 31, 2023 and total cash compensation as our consistently applied compensation measure. In this context, total cash compensation means the total amount of cash earned by employees during fiscal 2023, which we annualized for all permanent employees who did not work for the entire year.

Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described herein. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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Pay versus Performance
The following table provides information required by Item 402(v) of Regulation
S-K.
For information regarding the Company’s
pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, see “Executive Compensation – Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to non-PEO Named Executive Officers (3)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income	Economic EBIT Yield (6)
					Total Shareholder Return	Peer Group Total Shareholder Return (5)

2023	2,859,613	2,910,906	1,039,712	1,119,076	$122.17	$163.80	$8.9 million	15.5%

2022	3,533,534	4,349,809	1,237,690	1,343,677	$128.19	$149.21	$9.3 million	15.3%

2021	1,490,015	1,574,706	972,945	1,249,779	$141.04	$161.79	($20.8 million)	12.1%

2020	539,957	539,957	1,908,335	1,731,535	$95.18	$113.71	($24.0 million)	10.2%

(1)	Ryan Greenawalt was our CEO for the years presented.

(2)	Other named executive officers consisted of Anthony Colucci and Craig Brubaker for fiscal 2023 and fiscal 2022, and Anthony Colucci for fiscal 2021 and 2020.

(3)
Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation
S-K.
The tables below sets forth each adjustment made during each year presented in the table to calculate the compensation “actually paid” to our NEOs during each year in the table:

	2023		2022		2021

Adjustments to Determine Compensation “Actually Paid”	PEO	Other NEOs	PEO	Other NEO	PEO	Other NEO

Summary Compensation Table Amounts (Average Amounts for Other NEOs)	2,859,613	1,039,712	3,533,534	1,237,690	1,490,015	972,945

Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	(1,232,163)	(316,738)	(1,786,644)	(454,060)	(395,882)	(154,645)

Increase for fair value of awards granted during covered year that remain outstanding as of the end of the covered year end	1,170,878	300,984	2,651,305	643,623	480,573	187,729

Increase/(deduction) for change in fair value from prior year-end to covered year-end for all awards granted in a fiscal year prior to the covered fiscal year that were outstanding unvested at the end of the covered fiscal year	(103,552)	(36,150)	(29,237)	(50,501)	N/A	232,050

Increase/(deduction) for change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	216,130	131,268	(19,149)	(33,075)	N/A	11,700

Deduction of fair value of awards granted prior to covered year that were forfeited during covered year	—	—	—	—	—	—

Increase based upon incremental fair value of awards modified during year	—	—	—	—	—	—

Increase based on dividends or other earnings paid during covered year, prior to vesting date of award	—	—	—	—	—	—

Compensation Actually Paid	2,910,906	1,119,076	4,349,809	1,343,677	1,574,706	1,249,779

(4)	Assumes $100 invested in our common shares on February 14, 2020, and reinvestment of all dividends.
(5)
The peer group used by the Company for purposes of its compensation disclosure, as set forth in the Compensation Discussion & Analysis section, consists of the following companies: MRC Global Inc.; Herc Holdings Inc.; MarineMax, Inc.; Titan Machinery Inc.; NOW Inc.; OneWater Marine Inc.; Trinity Industries, Inc.; Global Industrial Company; Astec Industries, Inc.; DXP Enterprises, Inc.; America’s
Car-Mart,
Inc.; H&E Equipment Services, Inc.; and McGrath RentCorp.

(6)	Economic EBIT Yield is a measure assessing the Company’s performance with respect to its return on invested capital. For more information regarding Economic EBIT Yield, see Annex A.
Relationship Between “Compensation Actually Paid” and Performance

•
Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Cumulative TSR
. From 2020 to 2023, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs increased by 43
9
% and decreased by 3
5
%, respectively, compared to a:

•	22% increase in our TSR over the same time period

2024 PROXY STATEMENT	33

•	137% increase in our Net Income over the same time period

•	52% increase in our Economic EBIT Yield over the four-year period.

•
Relationship Between the Company’s TSR and the Peer Group TSR
. The TSR for the peer group disclosed in the table above increased by 64% from the Business Combination Closing Date in 2020 to 2023 as compared to the Company’s TSR, which increased by 22% over the same time period.

Tabular List of Most Important Financial Performance Measures
The following is a list of the financial performance measures that we believe are the most important financial performance measures used to link NEO compensation to company performance. For more information, see “Executive Compensation – Compensation Discussion & Analysis” in this proxy statement. Although we do not in practice use any performance measures to link compensation “actually paid” (as calculated herein) to company performance, we are providing this list in accordance with Item 402(v) of
Regulation S-K
to provide information on performance measures used by the Compensation Committee to determine NEO compensation.

•	Economic EBIT Yield

•	Adjusted Pre-Tax Net Income

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Equity Compensation Plan Information

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2023.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity Compensation plans approved by security holders(1)	902,252	—	3,136,774

(1)	Relates only to the Company’s 2020 Omnibus Incentive Plan.

(2)	Includes 230,574 unvested RSUs, 543,422 unvested PSUs, and 128,256 vested but unissued RSUs.

(3)	The RSUs and PSUs were granted without consideration. The weighted average stock trading price at the time of the grants was $11.93.

In connection with the Business Combination Closing, the Board and stockholders approved the Company’s 2020 Omnibus Incentive Plan, which enables the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other share based awards and cash awards to directors, employees and consultants to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend.

2024 PROXY STATEMENT	35

Other Matters

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

Other Information

HOUSEHOLDING OF PROXIES

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” can reduce the volume of duplicate information received at households. While the Company does not household, a number of brokerage firms with account holders have instituted householding. Once a stockholder has consented or receives notice from his or her broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent. If your Notice of Internet Availability of Proxy Materials or your annual report and proxy statement, as applicable, have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and we will promptly deliver a separate copy of the Notice of Internet Availability or the Proxy Materials by writing or calling us: Alta Equipment Group Inc., 13211 Merriman Road, Livonia, Michigan 48150, telephone (248) 449-6700.

ADDITIONAL FILINGS

The Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge through the Company’s website, www.altg.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The content of our website, however, is not part of this Proxy Statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by calling us at (248) 449-6700.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of stockholders. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals that satisfy certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”). To be eligible for inclusion in the 2025 Proxy Statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 26, 2024, in addition to complying with the rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the 2025 Proxy Statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2025 Annual Meeting of Stockholders, without having it included in the 2025 Proxy Statement, must timely submit notice of such proposal or nomination in accordance with our Bylaws. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the first anniversary of the 2024 Annual Meeting of Stockholders, unless the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2024 Annual Meeting of Stockholders. For the Company’s 2025 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than February 7, 2025 and no later than March 9, 2025. If the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2024 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than later of the close of business on the 90th day prior to the 2025 Annual Meeting of Stockholders, or the close of business on the 10th day following the day on which public announcement of the date of the Annual Meeting of Stockholders is first made by the Company.

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In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2025 Annual Meeting, notice must be submitted by the same deadline as set forth above in accordance with our Bylaws and must include all of the information required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

Notices of any proposals or nominations for the Company’s 2025 Annual Meeting of Stockholders should be sent to Alta Equipment Group Inc., Secretary, 13211 Merriman Road, Livonia, Michigan 48150.

2024 PROXY STATEMENT	37

Appendix A

NON-GAAP MEASURES

The Company references certain financial measures in its Compensation Discussion & Analysis that are not measures of financial performance under GAAP and may not be defined and calculated by other companies using the same or similar terminology. Definitions of non-GAAP measures used in this proxy statement and reconciliations to the most comparable GAAP measures are set forth below.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure defined as EBITDA adjusted for certain non-cash, non-recurring, or non-operating expenses, including but not limited to merger and acquisition related costs, restructuring charges, stock compensation expense, and preferred stock dividend expenses reflected in the company’s financial statements. These adjustment items are excluded from Adjusted EBITDA internally when evaluating our operating performance and for strategic planning and forecasting purposes and allow investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Also, Adjusted EBITDA is calculated net of floorplan interest paid on showroom-ready new equipment.

Adjusted Pre-Tax Net Income: Adjusted Pre-Tax Net Income is a non-GAAP financial measure of net income adjusted for certain non-cash, non-recurring, or non-operating expenses, including but not limited to merger and acquisition related costs, restructuring charges and stock compensation expense reflected in the company’s financial statements. The financial measure calculated for compensation purposes adjusts for and removes the influence of any material acquisition activities occurring throughout the period, as targets were established exclusive of merger and acquisition activities.

EBITDA: EBITDA is a non-GAAP financial measure representing the sum of net income/ (loss) available to common stockholders, provision for income taxes, interest expense, depreciation of rental equipment and non-rental depreciation and amortization.

Economic EBIT: Economic EBIT is a non-GAAP financial measure is defined as Adjusted EBITDA less gains from rental equipment sales less Net Maintenance Capital Expenditure.

Economic EBIT Yield: Economic EBIT Yield is a non-GAAP financial measure defined as Economic EBIT divided by average Invested Capital. The financial measure calculated for compensation purposes adjusts for and removes the influence of any material acquisition activities occurring throughout the period, as targets were established exclusive of merger and acquisition activities.

Invested Capital: Invested Capital is a non-GAAP financial measure used by management to identify the total investment made by its stockholders, bondholders, and lenders and is further defined as the sum of interest-bearing debt (excluding floor plan payables on new equipment), capital lease obligations, other long-term liabilities, and the book value of equity less cash.

Net Maintenance Capital Expenditure: Net Maintenance Capital Expenditure is a non-GAAP financial measure used by management to identify the net investment made into the company’s long-lived assets, primarily its rental fleet. Net Maintenance Capital Expenditure is defined as the sum of total cost of rental fleet sold less the proceeds received from the sale of rental fleet and fixed asset (property, equipment and leasehold improvements) expenditures less proceeds received from the sale of fixed assets.

FORWARD-LOOKING STATEMENTS & WEBSITE REFERENCES:

This proxy statement contains forward-looking statements within the meaning of section 27A of the Securities Act, as amended, and section 21E of the Exchange Act. Words such as “may,” “will,” “should,” “likely,” “expects,” “intends,” “believes,” “estimates,” “continues,” “maintain,” “remain,” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. For a more detailed discussion of these factors, see the information under “Risk Factors” in our most recent Form 10-K filed with the SEC. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we undertake no obligation to update them, notwithstanding any historical practice of doing so. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals, and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC.

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

38

Alta Equipment Group Inc. | 13211 Merriman Road, Livonia, MI 48150 |(248) 449-6700 | www.altg.com

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting Alta Equipment Group Inc. Internet: www.proxypush.com/ALTG • Cast your vote online Annual Meeting of Stockholders • Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of April 12, 2024 Phone: Friday, June 7, 2024 9:30 AM, Eastern Daylight Time Annual Meeting to be held live via the Internet - please visit 1-866-892-1741 • Use any touch-tone telephone Annual Meeting to be held live via the Internet-please visit • Have your Proxy Card ready www.proxydocs.com/ALTG for more details. • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 9:30 AM, Eastern Daylight Time, June 7, 2024. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/ALTG This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Ryan Greenawalt, Chairman and Chief Executive Officer, Anthony J. Colucci, Chief Financial Officer, Craig Brubaker, Chief Operating Officer, and Jeff Hoover, Chief Legal Officer and General Counsel (the “Named Proxies”), and each or either of them, as the true and lawful proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Alta Equipment Group Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION FOR ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE OF THIS CARD, FOR PROPOSAL 2, AND FOR PROPOSAL 3. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Alta Equipment Group Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ELECTING THE TWO DIRECTOR NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ELECTING ALL THREE DIRECTOR NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3. BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Ryan Greenawalt FOR 1.02 Andrew Studdert FOR FOR AGAINST ABSTAIN 2. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024; 3. Approve in a non-binding advisory vote, the compensation paid to our named executive officers; FOR 4. Transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/ALTG Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date